UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2025

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2940 Riverby Road, Suite 400

Houston, Texas 77020

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On September 28, 2025, the Board of Directors (the “Board”) of Orion Group Holdings, Inc. (the “Company”) elected to increase the size of the Board from seven directors to eight directors effective November 19, 2025 and appointed Mr. Robert Ledford to fill the resulting vacancy at such time.

Mr. Ledford has served since 2019 as the President and Chief Executive Officer, and as a director, of Prime Electric, a major electrical contracting firm on the West Coast of the U.S.  Mr. Ledford also currently serves as a director of Trademark Concrete, a position he has held since 2023. Prior to working at Prime Electric, Mr. Ledford held various domestic and international operations roles at AECOM (NYSE: ACM) from 2013 to 2019, including serving as Chief Operating Officer of Middle East Operations from 2013 to 2014, Global Head of Project Delivery for 2015, and Chief Operating Officer of Design and Consulting Services Americas from 2016 to 2019.  Prior to joining AECOM, he worked for Parsons Corporation (NYSE: PSN) from 2005 to 2013, serving in various finance and operations roles, including Chief Financial Officer for their Civil Construction business, Chief Operating Officer for their Water and Infrastructure business, and Global Water and MENA Director of Infrastructure.  Prior to joining Parsons, he served as Chief Financial Officer for over a decade at different private companies, including Sasco Electric (US West Coast) and Hermanson Corporation.  He graduated from Washington State University in 1986 with a Bachelor of Arts degree, with a major in Finance and a minor in Economics.

Mr. Ledford will stand for election to the Board at our 2026 Annual Meeting of Stockholders.  Mr. Ledford has not yet

been appointed to any committees of the Board.  The Board has affirmatively determined that Mr. Ledford is “independent” as that term is defined by The New York Stock Exchange listing standards and the standards set forth in the Company’s Corporate Governance Guidelines. Mr. Ledford does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Ledford and any other person pursuant to which he was selected as a director. In connection with his appointment as a member of the Board, Mr. Ledford has not entered into any agreements or contracts with the Company.  On November 19, 2025, Mr. Ledford will start his service on the Board and will receive a pro-rated annual equity award at that time in the form of shares of common stock of the Company consistent with that provided to other non-employee members of the Board. Mr. Ledford will also participate in the Company’s other director compensation programs on the same basis as other non-employee directors.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Ledford to the Board effective November 19, 2025 is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto. The information contained in this Item 7.01 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Orion Group Holdings, Inc. on September 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Orion Group Holdings, Inc. on September 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: September 29, 2025	By:	/s/ Travis J. Boone
President and Chief Executive Officer